Exhibit 99.1

Corporate Headquarters

70 East 55th Street, 9th Floor

New York, NY 10022

877.826.BLUE (2583)

www.bluerockre.com

PRESS RELEASE

For Immediate Release

BEMT Announces the Acquisition of Enders Place at Baldwin Park

Located in Orlando, Florida

New York, NY (October 18, 2012) – Bluerock Enhanced Multifamily Trust, Inc. (“BEMT” or the “Company”), announced today that it has acquired Enders Place at Baldwin Park, a multifamily community located in Orlando, Florida, through a joint venture with Waypoint Residential.

Enders Place is one of several communities within the larger Baldwin Park development. Pedestrian-friendly with 215 acres of park space, nature trails and amenities, Baldwin Park is a popular and award-winning, low- to medium-density planned community and is an example of the New Urbanist design. The development, built in the early 2000s, also features high-end housing, top schools, quality shopping, restaurants and fitness facilities, all within three miles of Orlando’s Central Business District.

The joint venture between affiliates of BEMT and Waypoint Residential acquired 198 unsold condominium units at Enders Place. BEMT and Waypoint plan to operate the units as apartment rentals. At closing the property was 94% occupied with apartment tenants.

Enders Place is to be managed by Waypoint Management, a firm associated with Waypoint Residential. The structure is consistent with the Company’s strategy, which leverages co-investments with local operating partners for better operational efficiency and regional insight. Waypoint is an established real estate investment company specializing in apartment properties throughout the mid-Atlantic and Southeast US.

“With Enders Place, we were able to execute in a very short timeframe, buying the asset at a significant discount to inherent value,” says Jim Babb, Chief Investment Officer for Bluerock Real Estate. “We were also able to secure favorable, non-recourse long term agency financing which should further enhance performance,” he adds.

 Exhibit 99.1

Babb describes Baldwin Park as a picture-perfect community in a vibrant market. “The multifamily outlook for the Orlando market is bright with a projected vacancy rate of only 5.5% and annual effective rent increases of 4.1% through 2016,” he adds.

Constructed in 2003, Enders Place spans approximately 232,147 square feet with an average unit size of 1,172 square feet. Units are spread across 29 two- and three-story buildings and feature amenities such as patios/balconies, crown molding, roman tubs, and European style cabinetry, among others.

BEMT is a publicly registered, non-traded real estate investment trust. For copies of BEMT’s public company filings, please visit the U.S. Securities and Exchange Commission’s website at ww.sec.gov or the Company’s website at www.bluerockre.com/bemt.

About Bluerock Real Estate

Bluerock Real Estate is a national real estate investment firm headquartered in Manhattan, which was founded to provide institutional investments for individual investors. Bluerock principals have over 80 years aggregate experience and have transacted on over 30 million square feet and $6 billion in acquisitions, primarily on behalf of leading U.S. institutional investors. Bluerock currently focuses on acquiring, managing, and developing stabilized, value-added, and opportunistic multifamily and office properties throughout the United States.

Forward-looking Statements

This release contains certain forward-looking statements (under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) with respect to the acquisition of the Enders Place at Baldwin Park property, the attractiveness and discount to implied value of the property, operating performance of the property, and outlook of the Orlando, Florida market. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the financial performance of future acquisitions, uncertainties relating to changes in general economic and real estate conditions; the impact of current and future regulation; the uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as detailed from time to time in our periodic reports, as filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS IS NEITHER AN OFFER TO SELL NOR AN OFFER TO BUY ANY SECURITIES.